Contact:

Jonathan Kalman
Chairman of the Board and Chief Executive Officer
Jaguar Acquisition Corporation
610-585-0285

FOR IMMEDIATE RELEASE

JAGUAR ACQUISITION CORPORATION'S
SECURITIES TO COMMENCE SEPARATE TRADING

Conshohocken, Pennsylvania, June 16, 2006 – Jaguar Acquisition Corporation (OTC Bulletin Board: JGACU) announced today that EarlyBirdCapital, Inc., the representative of the underwriters for the Company's initial public offering of units which took place in April 2006, has notified the Company that separate trading of the common stock and warrants underlying the units would commence on June 20, 2006. The common stock and warrants will be quoted on the OTC Bulletin Board under the symbols JGAC and JGACW, respectively.

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